UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2007

New Century Equity Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 661-7488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 5, 2007, the Company and Steven Pully, the Company’s Chief Executive Officer, agreed that Mr. Pully would forego his annual salary from the Company effective September 1, 2007.  Mr. Pully’s salary was $150,000 per year.  Mr. Pully currently serves as President of Newcastle Capital Management, L.P. (“NCM”), the General Partner of Newcastle Partners, L.P. (“NP”), in addition to his role at the Company.  NP is the Company’s largest stockholder.  Mr. Pully will continue in his role as Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Equity Holdings Corp.

Date: September 5, 2007	By: /s/ John Murray
John Murray
Chief Financial Officer